Exhibit 10.31

FOURTH ADDENDUM TO LEASE DATED JULY 6, 1994, BY AND BETWEEN

H-K ASSOCIATES, (LESSOR) AND FOCUS ENHANCEMENTS, INC., (LESSEE) FOR PREMISES 1370 DELL AVENUE, CAMPBELL, CALIFORNIA.

Whereas Lessee desires to renew its above referenced Lease. Lessor and Lessee agree to modify the existing Lease with the following changes:

1.     Premises:

Premises consist of 27,500 square feet of space.

2.     Term:

                        The term shall be for Three (3) years, commencing January 1, 2005, and ending
December 31, 2007.

3.     Rent:

Rent shall be based on a NNN Lease as per the following:

First year      - $22,000.00 per month.

Second year  - $22,000.00 per month.

Third year    -  $22,880.00 per month.

4.     Security Deposit:

Lessee currently has a Security Deposit on account with Lessor in the amount of $28,875.00.

$5,995.00 of Lessee’s Security Deposit will be applied to the January 2005 rent. This will bring Lessee’s total Security Deposit to $22,888.00.

5 .    Right to Renew Lease:

Lessee shall have the right to renew this Lease for one 3 year period.  Lessee shall give Lessor written notice of its intent to renew, not less than 180 days prior to the expiration of  the Lease.  Rent for the renewal shall be as follows:

First year      - $0.90 NNN per square foot per month.

Second year - $0.95 NNN per square foot per month.

Third year    - $1.00 NNN per square foot per month.

6.     NNN Expenses:

Lessee’s NNN expenses shall not exceed an average of $0.09 per square foot, per month, annually, for the first and second years of said Lease, and $0.10 per square foot, per month, annually, for the third year of said Lease. Upon Lessee’s renewal of option, (see Paragraph 5), the NNN expenses shall not exceed an average of $0.11 per square foot, per month, annually for the first year, $0.12 per square foot, per month, annually for the second year, and $0.12 per square foot, per month, annually for the third year.

Addendum to Lease dated July 6, 1994

7.               Cancellation Option and Buy Out:

Lessee shall have the option to cancel this Lease, provided, Lessee gives Lessor a minimum of 90 days written notice prior to canceling said Lease.

The cost to Lessee to cancel the Lease shall be as follows:

a                  To cancel during the period of months one (1) through twelve (12), Lessee shall pay to Lessor an amount equal to six (6) months rent.

b.              To cancel during the period of months thirteen (13) through (24), Lessee shall pay to Lessor an amount equal to four (4) months rent.

c.               To cancel during the period of months twenty five (25) through thirty six (36), Lessee shall pay to Lessor an amount equal to two (2) months rent.

H-K ASSOCIATES		FOCUS ENHANCEMENTS

By	/s/ Neil Hamm	By	/s/ Gary Williams

Date	1/4/05	Date	1/3/05